Exhibit 4.6
KEYBANK NATIONAL ASSOCATION, as Agent
LIMITED GUARANTY
To: KeyBank National Association, as Agent
Ladies and Gentlemen:
     In consideration of KeyBank National Assocation, as Agent for the Lenders (“Agent”) in accordance with the terms of that certain Amended and Restated Master Credit Agreement dated as of June 30, 2009 (the “Credit Agreement”), as from time to time in effect among Entertainment Properties Trust, a real estate investment trust organized under the laws of the State of Maryland,30 West Pershing, LLC, a Missouri limited liability company, EPT DownREIT II, Inc., a Missouri corporation, EPT Huntsville, Inc., a Delaware corporation, EPT Pensacola, Inc., a Missouri corporation, Megaplex Four, Inc., a Missouri corporation, Westcol Center, LLC, a Delaware limited liability company and EPT Melbourne, Inc., a Missouri corporation (severally, a “Borrower” and collectively, the “Borrowers”), having made or making, now or in the future, loans, advances, or otherwise giving credit to the Borrowers the undersigned, Theatre Sub, Inc., a Missouri corporation (the “Guarantor”), hereby, jointly and severally, absolutely and unconditionally guarantee to you full and prompt payment and performance of any and all Liabilities owed to you by the Borrowers in connection with the Facility (as such term is defined in the Credit Agreement. As used herein, “Liabilities” means any and all indebtedness, obligations and liabilities of the Borrowers to you of every kind and description, whether or not contemplated on the date of this Limited Guaranty, direct or indirect, primary or secondary, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and irrespective of the validity or enforceability of any instrument, writing or arrangement relating to any of the Liabilities and including, but not limited to, all obligations of the Borrowers under those certain Promissory Notes of even date from the Borrowers to each of the Lenders in the original aggregate principal amount of Two Hundred Fifteen Million and 00/100 Dollars ($215,000,000.00) (collectively, the “Notes”). The undersigned further agrees to pay all costs and expenses, including attorney’s fees and all allocated costs of internal counsel, costs relating to the appraisal and/or valuation of Borrowers’ or the undersigned’s assets and all other costs and expenses arising out of, or with respect to, the validity, enforceability, collection, defense or preservation of this Limited Guaranty and the collateral therefor.
     Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loans, and it is a condition precedent to Lender’s obligations to make the Loans that Guarantor execute and deliver this Guaranty.
     Capitalized terms not otherwise defined in this Limited Guaranty shall have the meanings ascribed to them in the Credit Agreement.
     If, for any reason, the Liabilities are unenforceable against the Borrowers, this Limited Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor had been the principal obligor of such Liability. The undersigned further guarantee that all payments made by the Borrowers to Agent with respect to any Liabilities hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from, or repaid by, Agent in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrowers, this Limited Guaranty shall continue to be fully applicable to such Liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such Liabilities.
     The undersigned hereby waives presentment, demand, notice, and protest with respect to the Liabilities or this Limited Guaranty, and further waives any delay on the part of the Lenders, and further waives any right to require the Lenders to pursue or to proceed against the Borrowers or any collateral which the Lenders might have been granted to secure the obligations of the undersigned hereunder, and further waives notice of acceptance of this Guaranty. The undersigned specifically waives notice of any disposition of any collateral after default or demand, as applicable, and the undersigned shall remain liable on the Liabilities, notwithstanding any claim that the disposition of any collateral was not commercially reasonable. The undersigned hereby waives any claim, right or remedy which the undersigned may now have or hereafter acquire against the Borrowers or any of its assets or property that arises hereunder or from the performance by the undersigned hereunder, including without limitation, any claim, right or remedy of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy that Agent or the Lenders may have against the Borrowers or any collateral for the liabilities which the Lenders now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.
     Upon any failure by the Borrowers in the payment or in the performance of any Liability, the obligation of the undersigned shall, at Agent’s option, be effective immediately and be due and payable without demand or notice of any nature and without any suit or action against the Borrowers. No delay or omission on Agent’s part in exercising any right hereunder shall operate as a waiver of such right or any other right; a waiver on one occasion shall not be a bar to or waiver of any right on any other occasion.
     THE LIABILITY OF THE UNDERSIGNED WITH RESPECT TO ANY LIABILITY SHALL NOT BE TERMINATED BY, AND THE UNDERSIGNED ASSENT TO, ANY EXTENSION, RENEWAL OR POSTPONEMENT OF THE TIME OF PAYMENT OR ANY OTHER INDULGENCE, ANY MODIFICATION, WAIVER OR AMENDMENT OF THE TERMS OF ANY AGREEMENT RELATING TO THE LIABILITIES, AND SUBSTITUTION, EXCHANGE OR RELEASE OF COLLATERAL, THE ADDITION OR RELEASE OF ANY PARTY PRIMARILY OR SECONDARILY LIABLE, INCLUDING ANY OTHER PERSON OR ENTITY WHO GUARANTEES ANY OF THE PRESENT OR FUTURE LIABILITIES AND THE VARIANCE OR WAIVER OF ANY TERM EVIDENCING A LIABILITY, WHETHER OR NOT NOTICE THEREOF IS GIVEN TO THE UNDERSIGNED OR THE UNDERSIGNEDS’ CONSENT IS OBTAINED. AGENT SHALL HAVE NO DUTY TO TAKE, TO COLLECT, OR TO PROTECT ANY COLLATERAL OR ANY INCOME THEREON, NOR TO PRESERVE ANY RIGHTS AGAINST OTHER PARTIES. THIS IS A GUARANTY OF PAYMENT AND NOT OF COLLECTION AND AGENT MAY PROCEED

UNDER THIS LIMITED GUARANTY IMMEDIATELY UPON BORROWERS’ DEFAULT FAILURE TO PAY OR PERFORM WITHOUT RESORTING TO OR REGARD TO ANY COLLATERAL OR ANY OTHER GUARANTY OR SOURCE OF PAYMENT.
     The release or discharge in whole or in part or the death, bankruptcy, liquidation or dissolution of any other person or entity who guarantees any of the present or future Liabilities shall not release, discharge or affect the liabilities or obligations of the undersigned under this Limited Guaranty.
     The undersigned hereby gives Agent a lien and right of set off for all of undersigneds’ liabilities and obligations upon and against all the deposits, credits, collateral and property of the undersigned, now or hereafter in the possession, custody, safekeeping or control of you or in transit to you. At any time, without demand or notice, Agent may set off the same or any part thereof and apply the same to any liability or obligation of the undersigned even though unmatured.
     The undersigned acknowledge that the underlying transaction to which this Limited Guaranty relates concerns Lenders’ having made or making, now or in the future, at your option, loans and advances, or otherwise giving credit to the Borrowers. The undersigned further acknowledge that it will materially and directly or indirectly, receive financial benefit from said underlying transactions.
     This instrument shall be governed, construed, and interpreted in accordance with the laws of the State of New York. The undersigned submits to the jurisdiction of the courts of the State of New York for all matters in connection herewith as well as for all purposes in connection with any other relationship between the undersigned and the Lenders, and, in furtherance of such agreement, the undersigned hereby expressly waives any and all objections it may have as to venue in such courts. In the event that the undersigned does not maintain a principal office or residence in New York the undersigned hereby designates the Secretary of State of the State of New York as the agent for service of process for the undersigned in any action or proceeding coming out of this Guaranty. It is the intention of the undersigned that the provisions of the within Guaranty and indemnification be liberally construed to the end that the Lenders may be put in as good a position as if the Borrowers had promptly, punctually, and faithfully performed all Liabilities and the undersigned had promptly, punctually, and faithfully performed hereunder.
     THE UNDERSIGNED (1) ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS LIMITED GUARANTY IS A PART IS A COMMERCIAL TRANSACTION AND (2) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, WAIVE THE RIGHT THEY MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF YOU OR YOUR SUCCESSORS AND ASSIGNS TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES YOU OR YOUR SUCCESSORS OR ASSIGNS, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE THE UNDERSIGNED OF ANY OF ITS PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS LIMITED GUARANTY.

     THE UNDERSIGNED AND YOU IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE UNDERSIGNED OR YOU IN RESPECT OF THIS LIMITED GUARANTY OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS LIMITED GUARANTY OR THE LIABILITIES GUARANTEED BY THIS LIMITED GUARANTY.
     No provision of this Limited Guaranty can be changed, waived or discharged except by an instrument in writing signed by you and the undersigned expressly referring to the provision of the Limited Guaranty to which such instrument relates and no such waiver shall extend to, affect or impair any right with respect to any liability or obligation which is not expressly dealt with therein.
     This Limited Guaranty shall inure to the benefit of you, your successors and assigns, and it shall be binding upon the undersigned, its legal representatives, heirs, successors and assigns.
     This writing is intended by the parties as the final, complete and exclusive statement of the terms of this Limited Guaranty. No course of dealing between the parties, no usage of the trade and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement, explain or modify any term used herein. If any provision of this Limited Guaranty shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Limited Guaranty shall not be affected.
     If for any reason any of the Liabilities of the Borrowers have been discharged or have become irrecoverable from the Borrowers by operation of law or for any other reason, the liabilities of the undersigned under this Limited Guaranty shall nevertheless remain in full force and effect notwithstanding such discharge or irrecoverability.
     Except as otherwise permitted under the Credit Agreement, the undersigned will not make or permit to be made, by voluntary or involuntary means, any transfer or encumbrance of any of its direct or indirect interests in any Borrowers, or any dilution of its direct or indirect interests in any Borrowers, except the undersigned may, for estate planning purposes, transfer any of the undersigneds’ direct interests in any Borrowers. In no event shall any transfer of interest permitted under the Credit Agreement affect the liability of the undersigned hereunder.
     Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address or telecopier number set forth below, or, as to each party, at such other address or telecopier number as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notices hereunder shall be sent as follows:
if to the Agent, to
KeyBank National Association
225 Franklin Street, 18th Floor

Boston, Massachusetts 02110
Attention: KeyBank Institutional Real Estate,
Fax No. (617) 385-6292
With a copy to:
Burns & Levinson LLP
125 Summer Street
Boston, Massachusetts 02110
Attention: Frank A. Segall, Esq.
Fax No. (617) 345-3299
Any notice to the the undersigned shall be sent as follows:
c/o Entertainment Properties Trust
30 Pershing Road, Suite 201
Kansas City, MO 64108

Attention:	Mark A. Peterson, Vice President and CFO; and Gregory K. Silvers, Esq. Vice President and General Counsel Fax No. (816) 472-5794
With a copy to:
Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106

Attn:	Mark Ovington, Esq. and Jack A. Bowling, Esq. Fax No. (816) 412-8148
     All notices hereunder shall be deemed effective when actually received by the addressee (or if the addressee shall refuse acceptance of delivery, upon such refusal).
     The undersigned agree that, subject to the terms of the Credit Agreement, you shall have the right at all times to sell all or any portion of the Liabilities of the Borrowers and all documents and instruments evidencing or pertaining to the Liabilities of the Borrowers including this Limited Guaranty, and to grant one or more participations in the Liabilities of the Borrowers and in all documents and instruments evidencing or pertaining to the Liabilities of the Borrowers including this Limited Guaranty. In connection therewith, the undersigned hereby irrevocably authorize you to deliver to each such purchaser, participant and prospective purchaser or participant originals and copies of all loan documents and instruments and this Limited Guaranty and all financial statements and other credit and factual data from time to time in your possession, which relate to the Borrowers and/or all guarantors, including the undersigned. This Limited Guaranty is expressly declared to be transferable and assignable.

     NOTWITHSTANDING ANY PROVISION OF THIS LIMITED GUARANTY TO THE CONTRARY, THE LIABIILTY OF THE GUARANTOR HEREUNDER SHALL BE EXPRESSLY LIMITED TO THE THEN APPRAISED VALUE OF THE STOCK PLEDGED BY THE GUARANTOR PURSUANT TO THAT CERTAIN COLLATERAL PLEDGE AGREEMENT BY AND AMONG KEYBANK NATIONAL ASSOCIATION, AS AGENT AND THE GUARANTOR, DATED AS OF THE DATE HEREWITH, PLUS ALL REASONABLE COSTS INCLUDING REASONABLE ATTORNEYS FEES INCURRED TO ENFORCE COLLECTION HEREUNDER, TOGETHER WITH INTEREST ON AMOUNTS REASONABLE UNDER THIS LIMITED GUARANTY FROM THE TIME SUCH AMOUNTS BECOME DUE AND PAYABLE UNDER THE NOTES APPLICABLE TO THE LIABILITIES.
     If more than one guarantor have signed this Limited Guaranty or another guaranty, the obligations of the guarantors are joint and several. The term “guarantor” and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

     IN WITNESS WHEREOF, the undersigned has executed or caused this Limited Guaranty Agreement to be duly executed as a sealed instrument the 30th day of June, 2009

Witness:	THEATRE SUB, INC.

/s/ Suzanne Williams	By:	/s/ Mark A. Peterson
	Name:	Mark A. Peterson
	Title:	Vice President and CFO

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